UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	90-0916682
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022
(Address and Zip Code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-185640

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of NorthStar Real Estate Income II, Inc. (the “Company”) registered hereby is incorporated herein by reference to the section entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-11 (File No. 333-185640), as originally filed with the Securities and Exchange Commission on December 21, 2012, as amended and supplemented, including any form of prospectus contained therein filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

3.1
Articles of Amendment and Restatement of NorthStar Real Estate Income II, Inc. (filed as Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-185640) and incorporated herein by reference)

3.2
Amended and Restated Bylaws of NorthStar Real Estate Income II, Inc. (filed as Exhibit 3.2 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-185640) and incorporated herein by reference)

4.1
Form of Subscription Agreement (included in the prospectus as Appendix B contained in Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-185640) and incorporated herein by reference)

4.2
Distribution Reinvestment Plan (included in the prospectus as Appendix C contained in Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-185640) and incorporated herein by reference)

 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTHSTAR REAL ESTATE INCOME II, INC.

Date:	April 28, 2014	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary

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